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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                  May 21, 1999


Rubio's Restaurants, Inc.
1902 Wright Place, Suite 300
Carlsbad, California  92008

                  Re: Rubio's Restaurants, Inc. Registration Statement on Form S-8 for (i) 1,123,938 Shares of Common Stock Issuable Under the 1999 Stock Incentive Plan and (ii) 200,000 Shares of Common Stock Issuable Under the 1999 Employee Stock Purchase Plan

Ladies and Gentlemen:

                  We have acted as counsel to Rubio's Restaurants, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,123,938 shares of common stock and related stock options issuable under the Rubio's Restaurants, Inc. 1999 Stock Incentive Plan (the "Option Plan") and 200,000 shares of common stock issuable under the Rubio's Restaurants, Inc. 1999 Employee Stock Purchase Plan (the "Purchase Plan"). All of such shares of common stock are collectively referred to herein as the "Shares."

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and administration of the Option Plan and the Purchase Plan. Based on such review, we are of the opinion that if, as and when the 1,323,938 Shares reserved in the aggregate under the Option Plan and the Purchase Plan have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and the Purchase Plan and in accordance with the Registration Statement, those Shares will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan, the Purchase Plan or the Shares.



                                      Very truly yours,


                                      /s/ Brobeck, Phleger & Harrison LLP

                                      BROBECK, PHLEGER & HARRISON LLP



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